AMENDMENT NO. 1

TO THE

GILMAN PROPERTY OPTION AGREEMENT

THIS AMENDMENT NO. 1 TO THE GILMAN PROPERTY OPTION AGREEMENT is made and entered into as of March 22, 2005 (this “Amendment”) between MinQuest Inc. (the “Optionor”) and American Goldfields Inc. (the “Optionee”).

W I T N E S S E T H

WHEREAS, the parties desire to amend the payment provisions of the Gilman Property Option Agreement dated as of May 7, 2004 (the “Gilman Property Option Agreement” capitalized terms used herein not otherwise defined shall have the meanings given to such terms in the Gilman Property Option Agreement) on the terms and provisions contained in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1.        Option. Section 4 of the Gilman Property Option Agreement is hereby deleted in its entirety and replaced with the following in lieu thereof:

“4.	Option

The Optionor hereby grants to the Optionee the sole and exclusive right and option (the “Option”) to earn a 100% interest in the Property exercisable as follows:

(a)	The Optionee paying the sum of $10,000 to the Optionor by way of cash of which the entire amount was paid May 7, 2004;

(b)	On or before May 15, 2005

(i)	The Optionee paying to the Optionor $15,000;

(c)	On or before May 15, 2006

(i)	Optionee incurring Expenditures of $75,000 on the

Property;

(ii)	The Optionee paying to the Optionor $15,000;

(d)	On or before May 15, 2007

(i)	The Optionee incurring Expenditures of $100,000 on the

Property in addition to the expenditures referred to in clause

(c)(i);

(ii)	The Optionee paying to the Optionor $15,000;

(e)	On or before May 15, 2008

(i)	The Optionee incurring Expenditures of $100,000 on the

Property in addition to the expenditures referred to in clauses

(c)(i) and (d)(i) hereof;

(ii)	The Optionee paying to the Optionor $15,000;

(f)	On or before May 15, 2009

(i)	The Optionee incurring Expenditures of $175,000 on the

Property in addition to the expenditures referred to in clauses

(c)(i), (d)(i) and (e)(i) hereof;

(ii)	The Optionee paying to the Optionor $15,000;

(g)	Company will reimburse MinQuest all acquisition costs associated with claim staking on the property estimated to total $5,500.

(h)	Company assumes future carrying costs of the property estimated at $3,500 per year thereafter.

(i)	All figures are US Funds.

(j)	The Company agrees to use Minquest to provide on-site project management for the property at competitive commercial rates.

(k)	The Company is interested in discussing further property options with Minquest.

Following which the Optionee shall be deemed to have exercised the Option (the “Exercise Date”) and shall be entitled to an undivided 100% right, title and interest in and to the Property with the full right and authority to equip the Property for production and operate the Property as a mine subject to the rights of the Optionor to receive the NSR.

The Property individually known as Gillman as more particularly described in Schedule “A”. The Optionee has the one time right exercisable for 90 days following completion of a bankable feasibility study to buy up to two thirds (66.7%) of the Optionor NSR interest (i.e. an amount equal to 2% NSR interest) for $2,000,000 USD. The right to purchase the said NSR interest shall be exercised by the Optionee providing the Optionor with notice of the purchase accompanied by payment in the amount of $2,000,000 USD.

The Optionor and Optionee understand and confirm that all Expenditures incurred in a particular period, including any excess in the amount of Expenditures required to be incurred to maintain the Option during such period, shall be carried over and included in the aggregate amount of Expenditures for the subsequent period.

Notwithstanding paragraphs (c)(i), (d)(i), (e)(i), and (f)(i) if the Optionee has not incurred the requisite Expenditures to maintain its option in good standing prior to May 30th of any given year, the Optionee may pay to the Optionor within 60 days following the expiry of such period, the amount of the deficiency and such amount shall thereupon be deemed to have been Expenditures incurred by the Optionee during such period.

(l)	The doing of any act or the incurrence of any cash payments by the
Optionee shall not obligate the Optionee to do any further acts or make any further payments

(m)	The Property individually know as Gillman as more particularly described in Schedule “A”. The cash consideration referred to in this
Section 4 will not change if project is terminated.

2.        Effect of Amendment. Other than as expressly amended in this Amendment, all the other terms and provisions of the Gilman Property Option Agreement shall remain in full force and effect.

3.        Reference. On and after the date hereof, each reference in the Gilman Property Option Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and each reference to the Gilman Property Option Agreement in any other agreement, document or other instrument, shall mean, and be a reference to the Gilman Property Option Agreement, as amended by this Amendment.

4.        Counterparts. This Amendment may be executed in one or more counterparts and by facsimile, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

5.        Captions. The captions used in this Amendment are intended for convenience of reference only, shall not constitute any part of this Amendment and shall not modify or affect in any manner the meaning or interpretation of any of the provisions of this Amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to the Gilman Property Option Agreement as of the date first written above.

MinQuest Inc.

Per: __________________________
Richard Kern

American Goldfields Inc.

Per: __________________________
Donald Neal

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